UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

At-The-Market (ATM) Offering Increase

On May 31, 2024, XTI Aerospace, Inc. (the “Company”) entered into Amendment No. 4 to Equity Distribution Agreement (“Amendment 3”) with Maxim Group LLC (“Maxim”), amending the Equity Distribution Agreement, dated as of July 22, 2022, between the Company and Maxim (the “Original Agreement”), as amended by Amendment No. 1 to the Original Agreement, dated as of June 13, 2023, between the Company and Maxim (“Amendment 1”), Amendment No. 2 to the Original Agreement, dated as of December 29, 2023, between the Company and Maxim (“Amendment 2”) and Amendment No. 3 to the Original Agreement, dated as of May 28, 2023, between the Company and Maxim (“Amendment 3” and, and, together with the Original Agreement, Amendment 1, Amendment 2 and Amendment 4, the “Equity Distribution Agreement”), pursuant to which the aggregate gross sales amount was increased from approximately $32,700,000 to approximately $33,800,000. Accordingly, pursuant to the Equity Distribution Agreement, the Company may, from time to time, sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales amount of up to approximately $33,800,000 through Maxim, as the Company’s sales agent. As of May 31, 2024, the Company has sold 703,756 shares of Common Stock with an aggregate offering price of approximately $27,400,000, leaving an aggregate offering price of up to approximately $6,400,000 in Common Stock remaining under the Equity Distribution Agreement (the “Shares”).

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-256827), which was filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2021, and declared effective on June 17, 2021 (the “Registration Statement”), and a base prospectus dated as of June 17, 2021 included in the Registration Statement, the prospectus supplement relating to the offering dated July 22, 2022, supplements to the prospectus supplement dated April 18, 2023, June 13, 2023, May 28, 2024 and May 31, 2024. Sales of the Shares through Maxim, if any, will be made by any method that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Capital Market, or any other existing trading market for the Company’s Common Stock or to or through a market marker. Maxim may also sell the Shares by any other method permitted by law, including in privately negotiated transactions. Maxim will also have the right, in its sole discretion, to purchase Shares from the Company as principal for its own account at a price and subject to the other terms and conditions agreed upon at the time of sale. Maxim will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Shares under the terms and subject to the condition set forth in the Equity Distribution Agreement. The Company will pay Maxim commissions, in cash, for its services in acting as agent in the sale of the Shares. In accordance with the Equity Distribution Agreement, Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of Shares. In addition, the Company has agreed to reimburse Maxim for its costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

The Company is not obligated to make any sales of the Shares under the Equity Distribution Agreement and no assurance can be given that the Company will sell any additional Shares under the Equity Distribution Agreement, or if the Company does, as to the price or amount of Shares that it will sell, or the dates on which any such sales will take place. The Equity Distribution Agreement will continue until the earliest of (i) December 31, 2024, (ii) the sale of Shares having an aggregate offering price of approximately $33,800,000, and (iii) the termination by either Maxim or the Company upon the provision of 15 days written notice or otherwise pursuant to the terms of the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 22, 2022, Amendment 1, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 13, 2023, Amendment 2, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 3, 2024, Amendment 3, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 29, 2024, and Amendment 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein. A copy of the opinion of Mitchell Silberberg & Knupp LLP with respect to the validity of the Shares that may be offered and sold pursuant to the Equity Distribution Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Warrant Exchange Agreement

On May 30, 2024, the Company entered into an exchange agreement (the “Warrant Exchange Agreement”) with the holder (the “Warrant Holder”) of certain warrants of the Company (the “Assumed Warrants”) to purchase shares of Common Stock, which Assumed Warrants were originally issued by XTI Aircraft Company (“XTI Aircraft”), a wholly owned subsidiary of the Company, and assumed by the Company in connection with the merger of Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into XTI Aircraft with XTI Aircraft surviving the merger as a wholly-owned subsidiary of the Company on March 12, 2024, pursuant to that certain Agreement and Plan of Merger, dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024, by and among the Company, XTI Aircraft and Merger Sub.

Pursuant to the terms of the Warrant Exchange Agreement, the Company issued to the Warrant Holder an aggregate of 112,360 shares of Common Stock (the “Warrant Exchange Shares”) in exchange for 192,626 Assumed Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act. Following the consummation of the Warrant Exchange, the Assumed Warrants were cancelled and no further shares are issuable pursuant to the Assumed Warrants.

The foregoing description of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Exchange Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 30, 2024, the Company entered into an exchange agreement with a holder of shares of the Company’s Series 9 Preferred Stock pursuant to which the Company and the holder agreed to exchange 250 shares of Series 9 Preferred Stock with an aggregate stated value of $262,500 (the “Preferred Shares”) for 299,725 shares of Common Stock (the “Preferred Exchange Shares”) at an effective price per share of $0.8758. The Company issued the Preferred Exchange Shares to the holder on May 31, 2024, at which time the Preferred Shares were cancelled. The Preferred Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Preferred Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Warrant Exchange is incorporated by reference into this Item 3.02. The Warrant Exchange was completed, and the Warrant Exchange Shares issued in exchange for the Assumed Warrants were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the shares of Common Stock were issued in exchange for are other outstanding securities of the Company; (b) there was no additional consideration delivered by the Warrant Holder in connection with the Warrant Exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the Warrant Exchange.

As of May 31, 2024, after taking into account the issuance of the Warrant Exchange Shares and the Preferred Exchange Shares, the Company has 11,941,121 shares of Common Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 of this Current Report on Form 8-K pertaining to the termination of the Employment Agreement (as defined below) is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

Letter of Intent with AVX Aircraft Company

On May 31, 2024, XTI Aircraft entered into a non-binding letter of intent (the “Letter of Intent”) with AVX Aircraft Company, a Maryland corporation (“AVX”), that sets forth the preliminary terms and conditions of a potential definitive agreement between XTI Aircraft and AVX (the “Definitive Agreement”) pursuant to which AVX would provide engineering services to support XTI Aircraft’s continued development of the TriFan 600 fixed-wing vertical takeoff and landing airplane. AVX is in the business of bringing advanced vertical lift solutions to the civil and military aircraft market and has highly experienced engineers and professionals in the vertical lift environment.

No assurances can be made that the XTI Aircraft will successfully negotiate and enter into the Definitive Agreement.

A copy of the Letter of Intent is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Non-renewal of Employment Agreement

On May 30, 2024, XTI Aircraft notified Michael Hinderberger, Chief Executive Officer of XTI Aircraft, that it would not renew his employment agreement dated July 1, 2022 (the “Employment Agreement”). Accordingly, the Employment Agreement expires by its terms on July 31, 2024 (the “Expiration Date”) and Mr. Hinderberger’s employment with XTI Aircraft will terminate as of the Expiration Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Mitchell Silberberg & Knupp LLP.
10.1	Amendment No. 4 to Equity Distribution Agreement, dated as of May 31, 2024, by and between XTI Aerospace, Inc. and Maxim Group LLC.
10.2	Exchange Agreement, dated May 30, 2024, by and between XTI Aerospace, Inc. and the Warrant Holder
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).
99.1	AVX Letter of Intent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: May 31, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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